UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2006

AVIGEN, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California  94502
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

          On January 12, 2006, Avigen, Inc. entered into an agreement to acquire exclusive North American license rights to develop and commercialize proprietary formulations of the neuroactive compound tolperisone from SDI Diagnostics International LTD, a division of Sanochemia Pharmazeutika AG, an Austrian-based pharmaceutical company.  Under the terms of the agreement, Avigen made an upfront payment of $3 million and will make additional payments based on the achievement of clinical and regulatory product development milestones and royalties on sales.

          A copy of the press release issued January 16, 2006 to announce the transaction is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: January 17, 2006	By:	/s/ ANDREW A. SAUTER

Andrew A. Sauter
Vice President, Finance

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Text of press release of Avigen, Inc., dated January 16, 2006.